Exhibit 99.7

ADVANCED LIGNIN BIOCOMPOSITES LLC

FINANCIAL STATEMENTS

FOR THE THREE MONTHS ENDED MARCH 31, 2018

TABLE OF CONTENTS

Page No
Financial Statements

Balance Sheets as of March 31, 2018 (unaudited) and December 31, 2017	2

Unaudited Statements of Operations for the three months ended March 31, 2018 and 2017	3

Unaudited Statements of Cash Flows for the three months ended March 31, 2018 and 2017	4

Unaudited Notes to Financial Statements	5

ADVANCED LIGNIN BIOCOMPOSITES LLC

CONDENSED BALANCE SHEETS

AS OF MARCH 31, 2018 AND DECEMBER 31, 2017

	March 31, 2018	December 31, 2017
(Unaudited)

CURRENT ASSETS

TOTAL ASSETS	$--	$--

CURRENT LIABILITIES AND MEMBERS’ DEFICIT

TOTAL LIABILITIES	$--	$--

MEMBERS’ DEFICIT
Member Equity	1,200	1,000
Accumulated deficit	(1,200)	(1,000)
TOTAL MEMBERS’ DEFICIT	--	--

TOTAL LIABILITIES AND MEMBERS’ DEFICIT	$--	$--

See accompanying unaudited notes to the Financial Statements

2

ADVANCED LIGNIN BIOCOMPOSITES LLC

CONDENSED STATEMENTS OF OPERATIONS

FOR THE THREE MONTHS ENDED MARCH 31, 2018 AND 2017

(UNAUDITED)

	Three Months Ended March 31, 2018	Three Months Ended March 31, 2017

Operating expenses
General and administrative expenses	$200	$200
Total operating expenses	200	200

Loss from Operations	(200)	(200)

Net loss	$(200)	$(200)

See accompanying unaudited notes to the Financial Statements

3

ADVANCED LIGNIN BIOCOMPOSITES LLC

CONDENSED STATEMENTS OF CASH FLOWS

FOR THE THREE MONTHS ENDED MARCH 31, 2018 AND 2017

(UNAUDITED)

	Three Months Ended March 31, 2018	Three Months Ended March 31, 2017

CASH FLOW FROM OPERATING ACTIVITIES
NET LOSS	$(200)	$(200)
ADJUSTMENTS TO RECONCILE NET LOSS TO NET CASH USED IN OPERATING ACTIVITIES:
Change in balance sheet	--	--
Net cash used in operating activities	(200)	(200)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from capital contribution	200	200
Net cash provided by financing activities	200	200

Net increase (decrease) in cash	--	--
Cash at beginning of period	--	--
Cash at end of period	$--	$--

Supplemental Disclosures of Cash Flow Information:
Cash paid during the period for:
Income taxes	$--	$--
Interest	$--	$--

See accompanying unaudited notes to the Financial Statements.

4

ADVANCED LIGNIN BIOCOMPOSITES LLC

UNAUDITED NOTES TO FINANCIAL STATEMENTS

FOR THE THREE MONTHS ENDED MARCH 31, 2018

NOTE 1	BUSINESS ORGANIZATION AND NATURE OF OPERATIONS

The Company was formed in Delaware in May 2007, as a holding company for intellectual property rights, including rights licensed to the Company by UT-Battelle LLC, the manager and operator of Oak Ridge National Laboratory under contract with the United States Department of Energy. That license, along with the Company’s related and other intellectual property rights, are held by the Company inasmuch as the Company’s sole purpose is a holding company for such rights. The Company’s operations are accordingly negligible, however, they remain subject to significant risks and uncertainties to the extent inasmuch as the Company’s intellectual properties may not be commercially viable, and, if they are, they will be subject to infringement and other commercialization risks.

NOTE 2	GOING CONCERN

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. There has not been a history of recurring losses related to the Company and there is no indication that there will be losses in the future. The only recurring expenses associated with the Company are annual filing fees, which are minimal and will be absorbed in the future by FLUX Carbon LLC. There can be no assurance that such a plan will be successful. The accompanying financial statements do not include any adjustments that might be necessary should the Company be unable to continue as a going concern. Accordingly, the accompanying financial statements have been prepared in conformity with U.S. GAAP, which contemplates continuation of the Company as a going concern and the realization of assets and satisfaction of liabilities in the normal course of business. The carrying amounts of assets and liabilities presented in the financial statements do not necessarily purport to represent realizable or settlement values. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

NOTE 3	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

BASIS OF PRESENTATION

The accompanying unaudited condensed financial statements have been prepared in accordance with accounting principles generally accepted in the United States for interim information Regulation S-K. Accordingly, they do not include all of the information and footnotes required by accounting principles generally accepted in the United States for complete financial statements. In the opinion of management, all adjustments consisting of a normal and recurring nature considered necessary for a fair presentation have been included. Operating results for the three month period ended March 31, 2018 may not necessarily be indicative of the results that may be expected for the year ending December 31, 2018.

These condensed financial statements should be read in conjunction with the consolidated financial statements and related disclosures of the Company as of December 31, 2017 and for the year then ended

REVENUE RECOGNITION

The Company recognizes revenue when persuasive evidence of an arrangement exists, delivery has occurred or services have been rendered, the price is fixed or determinable, and collection is reasonably assured.

CASH AND EQUIVALENTS

The Company considers cash and equivalents to be cash and short-term investments with original maturities of three months or less from the date of acquisition. The Company had no cash or cash equivalents as of March 31, 2018.

RESTRICTED CASH

The Company considers restricted cash to be funds held in escrow in which there is a likelihood of such funds being released to the Company at a future date. The Company had no restricted cash as of March 31, 2018.

RECEIVABLES AND CREDIT CONCENTRATION

Accounts receivable are uncollateralized, non-interest-bearing customer obligations due under normal trade terms requiring payment within 30 days from the invoice date. Accounts receivable are stated at the amount billed to the customer. Accounts receivable in excess of 90 days old are evaluated for delinquency. In addition, we consider historical bad debts and current economic trends in evaluating the allowance for bad debts. Payments of accounts receivable are allocated to the specific invoices identified on the customer’s remittance advice or, if unspecified, are applied to the oldest unpaid invoices. The Company had no accounts receivable as of March 31, 2018.

INCOME TAXES

As a limited liability company, taxable income or loss flows through to the members on their individual tax returns. The 2015-2017 returns are open for audit by federal and state taxing authorities.

5

USE OF ESTIMATES

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect (i) the reported amounts of assets and liabilities, (ii) the disclosure of contingent assets and liabilities at the date of the financial statements, and (iii) the reported amounts of revenues and expenses during the reporting period. We use estimates and assumptions in accounting for significant matters, such as valuation of intellectual property, among others. Actual results may differ from previously estimated amounts, and such differences may be material to our financial statements. The Company periodically review estimates and assumptions, and the effects of revisions are reflected in the period in which the revision is made. The revisions to estimates or assumptions during the periods presented in the accompanying financial statements were not considered to be significant.

NOTE 4	RECENT ACCOUNTING PRONOUCEMENTS

Revenue Recognition. In May 2014, the FASB issued ASU 2014-09 “Revenue from Contracts with Customers (Topic 606)”. The objective of this amendment is to establish a single comprehensive model for entities to use in accounting for revenue arising from contracts with customers and will supersede most of the existing revenue recognition guidance, including industry-specific guidance. The core principle is that a company should recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services. In applying this amendment, companies will perform a five-step analysis of transactions to determine when and how revenue is recognized. This amendment applies to all contracts with customers except those that are within the scope of other topics in the FASB ASC. An entity should apply the amendments using either the full retrospective approach or retrospectively with a cumulative effect of initially applying the amendments recognized at the date of initial application. In July 2015, the FASB issued ASU 2015-14 which deferred the effective date of ASU 2014-09 by one year to annual reporting periods beginning after December 15, 2017, including interim periods within that reporting period. The Company has not yet selected which transition method it will apply upon adoption. Historically, the Company has not generated any revenue. The Company will continue to evaluate and will quantify the impact, if any, the adoption of ASU 2014-09 will have on our revenue streams when they occur. When our evaluations do occur, The Company does not expect material changes to its accounting policies.

Statement of Cash Flows. In August 2016, the FASB issued ASU 2016-15, Statement of Cash Flows (Topic 230): Classification of Certain Cash Receipts and Cash Payments (ASU 2016-15), which is intended to reduce the existing diversity in practice in how certain cash receipts and cash payments are classified in the statement of cash flows. In November 2016, the FASB issued ASU 2016-18, Statement of Cash Flows, Restricted Cash (Topic 230) (ASU 2016-18), which requires the inclusion of restricted cash with cash and cash equivalents when reconciling the beginning-of-period and end-of-period total amounts shown on the statement of cash flows. ASU 2016-15 and ASU 2016-18 are both effective for fiscal years beginning after December 15, 2017, including interim periods within those fiscal years, provided that all of the amendments are adopted in the same period. The amendments will be applied using a retrospective transition method to each period presented. The Company adopted this guidance in the first quarter of 2018 and it did not have a significant impact on its financial statements.

Financial Instruments. In January 2016, the FASB issued ASU 2016-01, Financial Instruments—Overall: Recognition and Measurement of Financial Assets and Financial Liabilities (ASU 2016-01), which requires that most equity investments be measured at fair value, with subsequent changes in fair value recognized in net income. The ASU also impacts financial liabilities under the fair value option and the presentation and disclosure requirements for financial instruments. In addition, the FASB clarified guidance related to the valuation allowance assessment when recognizing deferred tax assets resulting from unrealized losses on available-for-sale debt securities. Entities will have to assess the realizability of such deferred tax assets in combination with the entities other deferred tax assets. ASU 2016-01 is effective for fiscal years beginning after December 15, 2017 and for interim periods within that reporting period. In the first quarter of 2018, the Company will elect to adopt the measurement alternative, which will apply this ASU prospectively, for its equity investments that do not have readily determinable fair values. The Company adopted this guidance in the first quarter of 2018 and it did not have a significant impact on its consolidated financial statements.

NOTE 5	MEMBERS’ EQUITY

The Company’s equity is represented by non-certificated membership interests, all of which were owned by Attis Innovations, LLC, a wholly-owned subsidiary of Attis Industries Inc. (f/k/a Meridian Waste Solutions, Inc.) as of March 31, 2018, and FLUX Carbon LLC as of May 25, 2018 (see Note 7, Subsequent Events, below). During the three months ended March 31, 2018 and 2017, the member contributed capital of $200 and $200, respectively, for operating costs.

NOTE 6	COMMITMENTS AND CONTINGENCIES

The Company is party to a license agreement with UT-Battelle LLC, the manager and operator of Oak Ridge National Laboratory under contract with the United States Department of Energy. The license called for $12,500 to be paid upon execution, and an ongoing royalty of 1.5% to 2.5% of the Company’s (and/or its affiliate’s or designee’s) net sales, if applicable. The Company’s parent company as of March 31, 2017, Attis Innovations LLC, paid the execution fee on the Company’s behalf upon execution of the license, and released the Company from any payment obligation in connection with said amount. Neither the Company, nor any of its affiliates, have generated net sales with the intellectual properties covered by the Oakridge license.

NOTE 7	SUBSEQUENT EVENTS

Effective May 25, 2018, Attis Industries Inc. (“Parent”), Parent’s wholly-owned subsidiary, Attis Innovations, LLC (“Innovations”), GreenShift Corporation (“GreenShift”), and GreenShift’s wholly-owned subsidiary, GS CleanTech Corporation (“CleanTech”), and Candent Corporation (“Candent”), among others, entered into a Securities Purchase Agreement (“SPA”) and related transaction documents pursuant to which the Parent acquired 80% of the membership interest units (“80% Units”) of FLUX Carbon LLC (“JVCo”), in exchange for the Parent’s agreement to pay an earn-out payment equal to the greater of $18,000,000 or a multiple of JVCo’s EBITDA. In connection with closing under the SPA, 100% of the issued and outstanding equity of Advanced Lignin Biocomposites LLC (“ALB”) and 49% of the issued and outstanding equity of Genarex FD LLC (“GFD”) was transferred to JVCo.

6